UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM 8-K

                                CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(D) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

                    Date of Report: December 10, 1997

                   INTERNATIONAL NURSING SERVICES, INC
          (Exact name of registrant as specified in its charter)

         Colorado              000-24768               84-1123311
(State or other jurisdiction  (Commission             (IRS Employer
    of incorporation)         File Number)         Identification No.)

        360 South Garfield Street, Suite 400, Denver, Colorado    80209
                   (Address of principal executive offices)     (Zip Code)

      Registrant's telephone number, including area code:  (303) 393-1515


                                      None
          (Former name or former address, if changes since last report)

Item 1. Changes in Control of Registrant.  N/A.
Item 2 . Acquisition or Disposition of Assets.

On November 17, 1997, International Nursing Services, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") with Cymedix Corporation, a California corporation ("Cymedix"), engaged in the development of medical information software, and the Company's own wholly-owned subsidiary, Cymedix Lynx Corporation, a Colorado corporation (the "Subsidiary"). Upon approval of the shareholders of Cymedix and certain other closing conditions set forth in the Agreement, Cymedix will merge into the Subsidiary, and the Company will issue 6,980,000 shares of it's Common Stock to the shareholders of Cymedix and grant options covering 1,200,000 shares of the Company's Common Stock to employess of Cymedix. On December 10, 1997, the Company was informed by Cymedix that the shareholders of Cymedix had approved the merger. It is expected that the Cymedix acquisition will close in early January of 1998. Since July, 1997, the Company has advanced loans aggregating to $297,500 to Cymedix to be used as working capital. Such amount and any further amount that the Company advances to Cymedix prior to the closing will become an inter-company receivable and part of the Company's purchase price for the acquired business. At the closing price for the Company's Common Stock on the Nasdaq SmallCap Market on December 18, 1997, the shares to be issued as consideration for the acquisition had a value of $1,090,625. Such shares shall be issued to 19 persons, who are the current shareholders of Cymedix, in a private transaction. The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission by April 20, 1998, to register such shares to permit them to be sold into the public market. The Company has agreed to employ the President of Cymedix, who is its largest shareholder, and one other Cymedix employee pursuant to employment agreements, which shall be finalized prior to the closing. The Company expects to employ six other Cymedix employees but not under contract. In addition the President of Cymedix will have the right to designate a nominee for election as director of the Company for three years after the closing.

Item 3. Bankruptcy or Receivership.  N/A.

   Item 4. Changes in Registrant's Certifying Accountant.  N/A.
   Item 5. Other Events. Press Relase, dated December 22, 1997, announcing the approval of the acquisition of Cymedix Corporation by International
           Nursing Services, Inc.

Item  6.  Resignations  of  Registrant's  Directors.    N/A.
Item  7.  Financial  Statements  and  Exhibits.
          List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report:

(a) The required financial statements of the business acquired shall by filed with an amendment to this Form 8-K within sixty days of the date of the filing of this Form 8-K

(b) The required pro forma financial information shall be filed with an amendment to this Form 8-K within sixty days of the filing of this Form 8-K.

(c)       Exhibits
          Exhibit 2.1 Agreement and Plan of Merger among Cymedix Corporation, a California corporation,
                        International  Nursing  Services,
                        Inc., a Colorado corporation and Cymedix Lynx Corporation, a Colorado corporation

          Exhibit 2.2   Amendment No.1 to Agreement and Plan of
                        Merger  among  the  same  parties.

          Exhibit 99.1 Press Release announcing the approval of the acquisition of Cymedix Corporation by International Nursing Services, Inc.



Item  8.    Change  in  Fiscal  Year.    N/A.
Item  9.    Sales  of  Equity  Securities  Pursuant  to  Regulation S.  N/A.

                                  SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                  INTERNATIONAL  NURSING  SERVICES,  INC.


Date:  December  22, 1997              By:   /s/ John P. Yeros
                                             ------------
                                             John  P.  Yeros,  President
                                             and  Chief  Executive  Officer